UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 15, 2020
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the direction of the Executive Compensation Committee (“Committee”) of the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”), the Company entered into an employment agreement (the “Agreement”), effective as of October 15, 2020, with Joseph Y. Chang, Executive Vice President of Product Development and Chief Scientific Officer. Dr. Chang’s employment period under the Agreement will be October 15, 2020 to December 31, 2025 unless terminated earlier. The Agreement includes the following terms, among others:

•	Compensation: Dr. Chang will receive a base salary, cash incentives, equity awards and other compensation, as determined by the Committee.

•
Vesting upon a change in control: Time-based equity awards granted to Dr. Chang will fully vest upon certain terminations of employment within six months prior to and in connection with, or within two years following, a change in control.

•
Severance payments: The Agreement provides that Dr. Chang will be added as a participant in the Company’s Executive Severance Policy, which will entitle him to receive various severance payments upon the occurrence of certain terminations of employment. The Committee amended the Executive Severance Policy accordingly on October 15, 2020. A description of the Executive Severance Policy is available in the Company’s Current Report on Form 8-K filed on March 14, 2018.

•
Consulting agreement: Upon the occurrence of certain terminations of employment, Dr. Chang and the Company will enter into a consulting agreement with a four-year term, the fees for which will be $287,500 per year less the amount of certain severance payments.

•	Employee covenants: Dr. Chang will be bound by employee covenants, including non-solicitation, non-competition and non-endorsement covenants.

In addition, in view of Dr. Chang’s continued contributions to the Company, the Committee currently anticipates increasing the value of Dr. Chang’s annual equity incentive award from a value of approximately $710,000 in 2020 to approximately $800,000 in 2021.

The foregoing descriptions of the Agreement and the Executive Severance Policy are not intended to be complete and are qualified in their entirety by reference to the full text of these documents, which are filed as Exhibits 10.1 and 10.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between the Company and Joseph Y. Chang, effective as of October 15, 2020.

10.2	Nu Skin Enterprises, Inc. Executive Severance Policy, amended and restated effective as of October 15, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Mark H. Lawrence
Mark H. Lawrence
Chief Financial Officer

Date: October 20, 2020